[LOGO] SUSQUEHANNA BANCSHARES, INC.
       P.O. Box 1000
       26 North Cedar Street
       Lititz, PA 17543-1000

NEWS

FOR ADDITIONAL INFORMATION CONTACT:
Alison van Harskamp, Vice President and Director of Communications Susquehanna Bancshares, Inc. (717) 625-6260, communications@susqbanc.com
                                             ---------------------------

Susquehanna Bancshares, Inc. Announces
Net Income Increase of 8% in First Quarter

FOR IMMEDIATE RELEASE:  LITITZ, PA, April 22, 2003:
Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq: SUSQ - news) today announced net income for the first quarter of 2003 rose 8% to $16.1 million, up from $14.8 million for the first quarter of 2002. First quarter 2003 diluted earnings per share were $0.40 compared to $0.37 in the first quarter of last year, and were in line with Thompson First Call consensus estimates and the company's forecast of $0.39 - $0.41.

                            First Quarter Highlights

o Deposits increased to $3.9 billion at March 31, 2003, or 12% over March 31, 2002. Loans and leases increased to $3.8 billion, or 6% over March 31, 2002. Bank originated loans increased 9% year over year.

o Total assets at March 31, 2003, were $5.7 billion compared to $5.2 billion at March 31, 2002. The 11% increase is primarily attributable to core growth resulting from Susquehanna's focus on cross-selling multiple products to existing customers and expansion of its customer base through various commercial and retail sales initiatives.

o Non-interest income in the first quarter of 2003 rose to $25.5 million, increasing 4% over the first quarter of last year, and 8% over the quarter ended December 31, 2002. Deposit, trust, asset management, insurance, and mortgage banking fees contributed 46% of fee income in the first quarter, with vehicle leasing fees contributing 33%. Non-interest income represented 35% of total revenue for the first quarter of 2003.

"We are pleased with our continuing positive growth trends," said Susquehanna Chairman, President and CEO William J. Reuter. "Susquehanna's strategy is to increase shareholder value over the long-term. Our emphasis on diversification of sources of revenue and on managing risk means that we continually evaluate the various factors in our business mix to maximize profitability and minimize risk. For example, we saw a slowing in our loan growth trend during the first quarter, primarily due to economic and geopolitical concerns by consumers and businesses. We also saw aggressive re-pricing of loans by some financial institutions. While this may boost profitability in the short term, we believe a continued emphasis on relationship lending and loan quality is the best long-term strategy."

Susquehanna reaffirmed its 2003 diluted EPS guidance of $1.62 - $1.68. The company expects second quarter diluted EPS to be in the range of $0.40 - $0.42.

During the first quarter of 2003, return on assets and return on equity finished at 1.18% and 12.18%, respectively, compared with 1.18% and 12.11% in the first quarter of 2002. Equity capital was $538 million at March 31, 2003, or $13.55 per share, compared to $498 million at March 31, 2002, or $12.64 per share.

On April 16, 2003, Susquehanna announced a second quarter dividend of $0.21 per share on its common stock, payable May 20, 2003, to shareholders of record April 30, 2003. This represents a 5% increase over the dividend paid in the second quarter of 2002.

                              Additional Highlights

o At the end of the first quarter, Susquehanna began implementation of an enterprise-wide risk management software system designed to integrate risk assessment and management across a broad spectrum, including credit, market and operational risks. The technology provides advanced analytic tools to evaluate multiple business lines, business units, and products at affiliate or holding company levels on a risk-adjusted basis.

o Susquehanna is in the beginning stages of implementing its OneSource solution, a branch software system that will provide robust functionalities like customer relationship management and consumer loan automation. The software will show a complete picture of customer interactions throughout the organization, creating a better understanding of Susquehanna's customers and their needs. By automating processes that are now done manually, OneSource is expected to greatly streamline, standardize and enhance service delivery.

o Susquehanna launched its new brokerage service: Valley Forge Financial Strategies. The program offers individuals and businesses full-service financial planning with expertise in the areas of annuities, mutual funds, insurance, stocks, bonds, and retirement and college planning. Financial consultants are available to serve customers throughout the company's network of over 145 bank branch offices in Pennsylvania, Maryland, New Jersey and West Virginia.

Susquehanna will broadcast its first quarter results conference call over the Internet on April 23, 2003, at 11:00 AM Eastern time. The conference call will include Management's discussion of first quarter results with analysts, and may also include forward looking information. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site. The event may be accessed by selecting "Investor Relations" at the top of the home page and clicking the "Live Web cast" link. To listen to the live call, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Susquehanna Bancshares, Inc. is a financial holding company with assets of $5.7 billion, operating in multiple states. It provides financial services through its subsidiaries at 159 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.
                          ----------------

                                      # # #

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543


SUMMARY FINANCIAL INFORMATION


(Dollars in 000s, except per share)

Balance Sheet (EOP)                                  1Q03               1Q02
                                                ------------       ------------
Investments                                     $  1,279,710       $  1,056,078
Loans and leases                                   3,832,706          3,626,790
Allowance for loan & lease losses (ALLL)              40,281             38,532
Total assets                                       5,722,720          5,165,937
Deposits                                           3,939,339          3,521,746
Short-term borrowings                                306,935            222,180
FHLB borrowings                                      605,413            570,491
Vehicle financing                                     10,795            143,212
Long-term debt                                       145,000            105,000
Shareholders' equity                                 537,645            497,704
Stated Book Value per Share                            13.55              12.64
Tangible Book Value per Share                          12.05              11.40


Average Balance Sheet

Investments                                        1,143,889          1,011,010
Loans and leases                                   3,804,254          3,539,309
Total earning assets                               5,008,252          4,645,025
Total assets                                       5,520,174          5,107,500
Deposits                                           3,840,120          3,497,669
Short-term borrowings                                260,582            175,232
FHLB borrowings                                      548,652            577,246
Vehicle financing                                     19,782            157,986
Long-term debt                                       157,833            105,000
Shareholders' equity                                 535,015            496,462


Income Statement

Net interest income                                   47,279             44,428
Loan & lease loss provision                            2,705              2,273
Non-interest income                                   25,493             24,411
Non-interest expense                                  46,776             45,087
Income before taxes                                   23,291             21,479
Income taxes                                           7,220              6,659
Net income                                            16,071             14,820
Basic earnings per share                                0.41               0.38
Diluted earnings per share                              0.40               0.37
Cash dividends paid per share                           0.21               0.20


Asset Quality

Net charge-offs (NCO)                                  2,095              1,439
Nonaccrual loans & leases                             17,474             16,976
Restructured loans                                     6,833                  0
OREO                                                   3,104              3,248
Total nonperforming assets (NPA)                      27,411             20,224
Loans & leases 90 days past due                        7,770             11,201


RATIO ANALYSIS


Credit Quality

NCO / Ave. loans & leases                               0.22%              0.16%
NPA / loans & leases & OREO                             0.71%              0.56%
ALLL / Nonperforming loans                            165.72%            226.98%
ALLL / total loans & leases                             1.05%              1.06%


Capital Adequacy

Equity / assets                                         9.39%              9.63%
Long-term debt / equity                                26.97%             21.10%


Profitability

Return on average assets                                1.18%              1.18%
Return on average equity                               12.18%             12.11%
Net interest margin                                     3.88%              3.94%

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                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543



CONSOLIDATED BALANCE SHEETS


                                                           March 31,     December 31,         March 31,
(Dollars in thousands)                                          2003             2002              2002
                                                          ----------     ------------        ----------
ASSETS
Cash and due from banks                                   $  176,199       $  156,320        $  109,553
Short-term investments:
     Restricted                                               35,843           30,611            32,302
     Unrestricted                                             24,979           22,025            16,595
                                                          ----------       ----------        ----------
          Total short- term investments                       60,822           52,636            48,897
                                                          ----------       ----------        ----------
Investment securities available for sale, at fair
  value                                                    1,276,369        1,122,230         1,054,344
Investment securities held to maturity, at amortized
  cost
     (Fair values of $3,341, $4,177 and $1,734)                3,341            4,177             1,734
Loans and leases, net of unearned income                   3,832,706        3,830,953         3,626,790
Less: Allowance for loan and lease losses                     40,281           39,671            38,532
                                                          ----------       ----------        ----------
          Net loans and leases                             3,792,425        3,791,282         3,588,258
                                                          ----------       ----------        ----------
Premises and equipment (net)                                  60,642           60,108            59,544
Accrued income receivable                                     19,994           20,579            21,301
Bank-owned life insurance                                    126,437          125,127           121,690
Goodwill                                                      54,897           54,897            43,496
Intangible assets with finite lives                            4,842            4,998             5,455
Other assets                                                 146,752          152,293           111,665
                                                          ----------       ----------        ----------
          Total assets                                    $5,722,720       $5,544,647        $5,165,937
                                                          ----------       ----------        ----------
LIABILITIES
Deposits:
Demand                                                    $  641,096       $  601,272        $  530,406
Interest-bearing demand                                    1,187,020        1,137,875           927,232
Savings                                                      490,592          470,317           457,368
Time                                                       1,289,449        1,300,445         1,315,484
Time of $100 or more                                         331,182          321,406           291,256
                                                          ----------       ----------        ----------
          Total deposits                                   3,939,339        3,831,315         3,521,746
                                                          ----------       ----------        ----------
Short-term borrowings                                        306,935          266,724           222,180
FHLB borrowings                                              605,413          543,166           570,491
Vehicle financing                                             10,795           31,304           143,212
Long-term debt                                               145,000          180,000           105,000
Accrued interest, taxes, and expenses payable                 37,838           40,314            41,148
Other liabilities                                            139,755          117,969            64,456
                                                          ----------       ----------        ----------
          Total liabilities                                5,185,075        5,010,792         4,668,233
                                                          ----------       ----------        ----------
SHAREHOLDERS' EQUITY
Common stock
     Authorized: 100,000,000 ($2.00 par value)
     Issued: 39,675,183 at 3/31/03; 39,638,447
     at 12/31/02; and 39,398,190 at 3/31/02                   79,350           79,277            78,796
Surplus                                                       63,277           62,858            57,971
Retained earnings                                            382,990          375,244           352,459
Accumulated other comprehensive income,
     net of taxes of $6,477, $8,662 and $4,782,
     respectively                                             12,028           16,476             8,880
Less: Treasury stock, (none, none, and 28,534
     common shares at cost, respectively)                          0                0               402
                                                          ----------       ----------        ----------
     Total shareholders' equity                              537,645          533,855           497,704
                                                          ----------       ----------        ----------
Total liabilities and shareholders' equity                $5,722,720       $5,544,647        $5,165,937
                                                          ----------       ----------        ----------

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543



CONSOLIDATED STATEMENTS OF INCOME

                                                          Three Months Ended
                                                                March 31,
(Dollars in thousands, except per share)                   2003         2002
                                                         -------      -------
INTEREST INCOME
Interest and fees on loans and leases                    $61,894      $64,288
Interest on investment securities: Taxable                11,669       13,283
                                   Tax-exempt                462          704
Interest on short-term investments                           164          437
                                                         -------      -------
     Total interest income                                74,189       78,712
                                                         -------      -------
INTEREST EXPENSE
Interest on deposits:
     Interest-bearing demand                               2,677        2,906
     Savings                                                 610        1,077
     Time                                                 13,965       17,766
Interest on short-term borrowings                            697          675
Interest on FHLB borrowings                                6,038        7,261
Interest on vehicle financing                                141        2,606
Interest on long-term debt                                 2,782        1,993
                                                         -------      -------
     Total interest expense                               26,910       34,284
                                                         -------      -------
Net interest income                                       47,279       44,428
Provision for loan and lease losses                        2,705        2,273
                                                         -------      -------
Net interest income after provision for loan
   and lease losses                                       44,574       42,155
                                                         -------      -------
NON-INTEREST INCOME
Service charges on deposit accounts                        4,466        3,843
Vehicle origination and servicing fees                     7,003        7,032
Merchant credit card fees                                      0        3,727
Asset management fees                                      2,286        2,452
Income from fiduciary-related activities                   1,522        1,251
Gain on sale of loans and leases                           2,538        1,412
Income from bank-owned life insurance                      1,642        1,718
Commissions on insurance sales                             2,380            0
Other operating income                                     3,566        2,835
Investment security gains/(losses)                            90          141
                                                         -------      -------
     Total non-interest income                            25,493       24,411
                                                         -------      -------
NON-INTEREST EXPENSES
Salaries and employee benefits                            22,354       19,639
Net occupancy expense                                      3,521        3,098
Furniture and equipment expense                            2,200        2,075
Amortization of intangible assets                            157          168
Vehicle residual value expense                             1,418        1,665
Vehicle delivery and preparation expense                   2,894        1,562
Merchant credit card servicing expense                         0        3,647
Other operating expenses                                  14,232       13,233
                                                         -------      -------
     Total non-interest expenses                          46,776       45,087
                                                         -------      -------
Income before income taxes                                23,291       21,479
Provision for income taxes                                 7,220        6,659
                                                         -------      -------
NET INCOME                                               $16,071      $14,820
                                                         -------      -------
Per share information:
     Basic earnings                                      $  0.41      $  0.38
     Diluted earnings                                    $  0.40      $  0.37
     Cash dividends                                      $  0.21      $  0.20
Average shares outstanding:  Basic                        39,656       39,349
                             Diluted                      39,891       39,769

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543




TABLE 1--DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY


Interest rates and interest differential--taxable equivalent basis




                                              For the Three Month Period Ended     For the Three Month Period Ended
                                                       March 31, 2003                         March 31, 2002
                                              --------------------------------     --------------------------------
                                               Average                              Average
(Dollars in thousands)                         Balance      Interest   Rate(%)      Balance      Interest   Rate(%)
                                               -------      --------   -------      -------      --------   -------
Assets
Short--term investments                      $   60,109     $     164    1.11     $   94,706     $     437    1.87
Investment securities:
     Taxable                                  1,103,362        11,670    4.29        949,523        13,282    5.67
     Tax--advantaged                             40,527           711    7.12         61,487         1,083    7.14
                                             ----------     ---------    ----     ----------     ---------    ----
  Total investment securities                 1,143,889        12,381    4.39      1,011,010        14,365    5.76
                                             ----------     ---------    ----     ----------     ---------    ----
Loans and leases, (net):
     Taxable                                  3,749,330        61,136    6.61      3,489,377        63,710    7.40
     Tax-advantaged                              54,924         1,165    8.60         49,932           889    7.22
                                             ----------     ---------    ----     ----------     ---------    ----
  Total loans and leases                      3,804,254        62,301    6.64      3,539,309        64,599    7.40
                                             ----------     ---------    ----     ----------     ---------    ----
Total interest--earning assets                5,008,252     $  74,846    6.06      4,645,025     $  79,401    6.93
                                             ----------     ---------    ----     ----------     ---------    ----
Allowance for loan and lease losses             (40,037)                             (38,243)
Other non--earning assets                       551,959                              500,718
                                             ----------                           ----------
Total assets                                 $5,520,174                           $5,107,500
                                             ----------                           ----------
Liabilities
Deposits:
     Interest--bearing demand                $1,156,866     $   2,677    0.94     $  918,984     $   2,906    1.28
     Savings                                    480,349           610    0.52        445,208         1,077    0.98
     Time                                     1,612,614        13,965    3.51      1,617,015        17,766    4.46
Short--term borrowings                          260,582           697    1.08        175,232           675    1.56
FHLB borrowings                                 548,652         6,038    4.46        577,246         7,261    5.10
Vehicle financing                                19,782           141    2.89        157,986         2,606    6.69
Long--term debt                                 157,833         2,782    7.15        105,000         1,993    7.70
                                             ----------     ---------    ----     ----------     ---------    ----
Total interest--bearing liabilities           4,236,678     $  26,910    2.58      3,996,671     $  34,284    3.48
                                             ----------     ---------    ----     ----------     ---------    ----
Demand deposits                                 590,291                              516,462
Other liabilities                               158,190                               97,905
                                             ----------                           ----------
          Total liabilities                   4,985,159                            4,611,038
                                             ----------                           ----------
Equity                                          535,015                              496,462
                                             ----------                           ----------
Total liabilities & shareholders' equity     $5,520,174                           $5,107,500
                                             ----------                           ----------
Net interest income / yield on
   average earning assets                                   $  47,936    3.88                    $  45,117    3.94
                                                            ---------    ----                    ---------    ----


     For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same basis as taxable interest. The marginal tax rate is 35%.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

LOANS AND LEASES
--------------------------------------------------------------------------------

Loans and leases, net of unearned income were as follows:

-----------------------------------------------------------------------------------------
                                                 March 31,    December 31,     March 31,
                                                   2003           2002           2002
-----------------------------------------------------------------------------------------
Commercial, financial, and agricultural           $513,125        $478,181      $443,160
Real estate - construction                         454,073         456,663       391,867
Real estate secured - residential                1,255,962       1,246,939     1,180,165
Real estate secured - commercial                   973,640         988,633       887,467
Consumer                                           334,962         343,537       325,119
Leases                                             300,944         317,000       399,012
-----------------------------------------------------------------------------------------
          Total loans and leases                $3,832,706      $3,830,953    $3,626,790
-----------------------------------------------------------------------------------------